Exhibit 99.1

Seritage Growth Properties Reports Fourth Quarter and Full Year 2025 Operating Results

New York – March 31, 2026 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three months and year ended December 31, 2025.

"In 2025, we continued to execute our plan of sale. We generated total gross proceeds of $230.7 million and repaid $190.0 million of debt, leaving a balance of $50.0 million on our term loan facility. As we look ahead in 2026, the team is focused on continuing to execute on the monetization of our remaining assets, many of which are currently in the market. In addition, we are pursuing several different financing alternatives to address our upcoming term loan facility maturity and we are also continuing to explore the possibility of a strategic transaction now that we have a simplified portfolio,” said Adam Metz, CEO & President.

Q4 Sale Highlights:

•
Generated $10.5 million of gross proceeds from the sale of one vacant/non-income producing asset eliminating $0.1 million of carrying costs.
•
Generated $28.5 million of gross proceeds from the sale of one income producing asset reflecting a 7.4% capitalization rate.
•
Generated $131.0 million of gross proceeds from the sale of one non-stabilized premier income producing property.
•
Subsequent to December 31, 2025, the Company received a distribution of $5.7 million from an unconsolidated entity as a result of the sale of a portion of the underlying property.
•
As of March 31, 2026, the Company has one asset under contract to sell for anticipated gross proceeds of $11.0 million before applicable credits and costs, subject to customary due diligence and customary closing conditions.

Financial Highlights:

For the three and twelve months ended December 31, 2025:

•
As of December 31, 2025, the Company had cash on hand of $62.3 million, including $14.2 million of restricted cash. As of March 31, 2026, the Company has cash on hand of $59.1 million, including $14.3 million of restricted cash.
•
During the three and twelve months ended December 31, 2025, the Company invested $4.5 million and $26.3 million, respectively, in its consolidated properties primarily related to tenant leasing costs and invested $0.1 million and $0.5 million, respectively, in its unconsolidated properties.
•
During the three and twelve months ended December 31, 2025, the Company received distributions of $1.7 million and $11.3 million, respectively, from its unconsolidated properties.
•
During the three months ended December 31, 2025, the Company made $150.0 million in principal repayments on the Company's term loan facility. For the year, the Company made $190.0 million in principal repayments on its term loan facility, reducing the outstanding principal balance to $50.0 million at December 31, 2025.
•
The Company recognized impairment charges of $18.8 million on its consolidated properties for the twelve months ended December 31, 2025.
•
During the three months ended December 31, 2025, the Company recorded its proportional share of an impairment charge, adjusted to reflect the impact of basis differences, of $7.1 million from one of its unconsolidated entities. During the twelve months ended December 31, 2025, the Company recorded an other-than-temporary impairment of $8.5 million on one of its unconsolidated entities.
•
Net loss attributable to common shareholders of ($6.3) million, or ($0.11) per share and ($73.1) million, or ($1.30) per share for the three and twelve months ended December 31, 2025, respectively.

Portfolio

The table below represents a summary of the Company’s properties as of December 31, 2025 (in thousands except number of leases and acreage data):

	Total	Built SF / Acreage (1)	Leased SF (2) (3)	% Leased	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	1	209 sf / 14 acres	175	83.6%	14.1
Residential (3)	2	33 sf / 19 acres	12	36.7%	9.5
Premier	2	8 sf / 38 acres	8	100.0%	18.6
Unconsolidated
Other Entities	2	93 sf / 28 acres	5	5.1%	14.2
Premier	3	158 sf / 57 acres	105	98.9%	19.0

(1) Square footage and acreage are presented at the Company’s proportional share.

(2) Based on signed leases at December 31, 2025.

(3) Square footage represents built ancillary retail space whereas acreage represents both retail and residential acreage. Retail and residential are counted separately.

Financial Summary

The table below provides a summary of the Company’s financial results for the three months and year ended December 31, 2025:

(in thousands except per share amounts)	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss attributable to Seritage common shareholders	$(6,310)	$(12,576)	$(73,115)	$(158,436)
Net loss per share attributable to Seritage common shareholders	(0.11)	(0.22)	(1.30)	(2.82)

As of December 31, 2025, the Company had cash on hand of $62.3 million, including $14.2 million of restricted cash. Subsequent to the year ended December 31, 2025, the Company sold an interest in an unconsolidated property and received a distribution of $5.7 million. As of March 30, 2026 there is one consolidated property under contract to sell for aggregate gross proceeds of $11.0 million. The anticipated proceeds from the sales of assets under contract with closings that are deemed probable and existing cash on hand will not allow the Company to fund its operating and other expenses, including general and administrative expenses and debt service (collectively, “Obligations”) because the term loan facility, which matures on July 31, 2026, is presently a current Obligation. This uncertainty raises substantial doubt about the Company’s ability to continue as a going concern. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part II, Item 7 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Annual Report on Form 10-K.

Litigation Matters

On July 1, 2024, a purported shareholder of the Company filed a class action lawsuit in the U.S. District Court for the Southern District of New York, captioned Zhengxu He, Trustee of the He & Fang 2005 Revocable Living Trust v. Seritage Growth Properties, Case No. 1:24:CV:05007, alleging that the Company, the Company’s Chief Executive Officer, and the Company’s Chief Financial Officer violated the federal securities laws (the “Securities Action”). The complaint seeks to bring a class action on behalf of all persons and entities that purchased or otherwise acquired Company securities between July 7, 2022 and May 10, 2024. The complaint alleges that the defendants violated federal securities laws by issuing false, misleading, and/or omissive disclosures concerning the Company’s alleged lack of effective internal controls regarding the identification and review of impairment indicators for investments in real estate and the Company’s value and projected gross proceeds of certain real estate assets. The complaint seeks compensatory damages in an unspecified amount to be proven at trial, an award of reasonable costs and expenses to the plaintiff and class counsel, and such other and further relief as the court may deem just and proper. On or around January 15, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned Paul Sidhu v. Seritage Growth Properties, Case No. 1:25-cv-00152 (the “Sidhu Derivative Action”). On or around January 20, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned James Wallen v. Seritage Growth Properties, Case No. 1:25-cv-00190 (the “Wallen Derivative Action”). On or around May 8, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the Southern District of New York, captioned Derrick Cheroti v. Seritage Growth Properties, Case No. 1:25-vc-00152 (the “Cheroti Derivative Action”). The derivative actions allege the same or similar claimed acts and omissions underlying the Securities Action, assert breach of fiduciary duty and other claims against the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and current and former members of the Company’s Board of Trustees, and name the Company as a nominal defendant. The complaint in each of the derivative actions seeks compensatory damages in an unspecified amount to be proven at trial, an order directing the Company and the individual defendants to reform and improve the Company’s corporate governance and internal procedures, restitution from the individual defendants, an award of costs and expenses to the plaintiff and reasonable attorneys’ and experts’ fees, costs, and expenses, and such other and further relief as the court may deem just and proper. The complaint in the Cheroti Derivative Action also seeks an award of punitive damages, an order directing the individual defendants to account for all damages caused by them and all profits and special benefits and unjust enrichment obtained, and the imposition of a constructive trust. On September 2, 2025, the court in the Cheroti Derivative Action stayed the Cheroti Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. On November 5, 2025, the court in the District of Maryland proceedings consolidated the Sidhu Derivative Action and the Wallen Derivative Action (the “Consolidated Derivative Action”) and appointed lead counsel. On November 12, 2025, the court in the Consolidated Derivative Action stayed the Consolidated Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. The Company intends to vigorously defend itself against the allegations in these lawsuits.

Dividends

The Company's Board of Trustees has declared the following dividends on the preferred shares during 2026 and 2025:

			Series A
Declaration Date	Record Date	Payment Date	Preferred Share
2026
February 25	March 31	April 15	$0.43750
2025
October 29	December 31	January 15, 2026	$0.43750
July 23	September 30	October 15	0.43750
May 8	June 30	July 15	0.43750
February 26	March 31	April 15	0.43750

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open-minded to pursuing value-maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

The Company continues to face challenging market conditions, such as elevated interest rates and the availability of debt and equity capital, and it continues to assess other potential macroeconomic impacts including supply chain issues, international conflicts associated with tariffs, potential labor issues, and uncertainty caused by wars. While interest rates have started to decline, they remain high relative to interest rates in 2022. Additionally, raising equity capital for land development deals remains challenging. These conditions could apply downward pricing pressures on our remaining assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company considers various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions including the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will continue to adversely impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “pro forma,” “believes,” “estimates,” “predicts,” “potential,” "will," "approximately," or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities and disposition of properties; the process and results of the Company’s review of strategic alternatives and our Plan of Sale; to contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Prior to the adoption of the Company’s Plan of Sale, Seritage was principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified retail and mixed-use properties throughout the United States. As of December 31, 2025, the Company’s portfolio consisted of interests in 10 properties comprised of approximately 0.8 million square feet of gross leasable area (“GLA”) or build-to-suit leased area and 156 acres of land. The portfolio encompasses five consolidated properties consisting of approximately 0.3 million square feet of GLA and 71 acres (such properties, the “Consolidated Properties”) and five unconsolidated entities consisting of approximately 0.5 million square feet of GLA and 85 acres (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Investment in real estate
Land	$25,406	$65,009
Buildings and improvements	134,946	239,978
Accumulated depreciation	(14,908)	(39,940)
	145,444	265,047
Construction in progress	629	93,587
Net investment in real estate	146,073	358,634
Real estate held for sale	8,692	—
Investment in unconsolidated entities	156,242	189,699
Cash and cash equivalents	48,088	85,206
Restricted cash	14,197	12,503
Tenant and other receivables, net	3,665	7,894
Lease intangible assets, net	171	1,047
Prepaid expenses, deferred expenses and other assets, net	16,651	22,791
Total assets (1)	$393,779	$677,774

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$47,677	$240,000
Accounts payable, accrued expenses and other liabilities	13,302	31,971
Total liabilities (1)	60,979	271,971

Commitments and Contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,324,607 and 56,274,466 shares issued and outstanding as of December 31, 2025 and 2024, respectively	562	562
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of December 31, 2025 and 2024; liquidation preference of $70,000	28	28
Additional paid-in capital	1,362,719	1,362,644
Accumulated deficit	(1,031,893)	(958,778)
Total shareholders' equity	331,416	404,456
Non-controlling interests	1,384	1,347
Total equity	332,800	405,803
Total liabilities and equity	$393,779	$677,774

(1) The Company's consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. The consolidated balance sheets, as of December 31, 2025, include the following amounts related to our consolidated VIEs: $8.7 million included in real estate held for sale, $9.9 thousand of cash, $9.5 thousand of tenant and other receivables and $74.5 thousand of accounts payable, accrued expenses and other liabilities. The Company's consolidated balance sheets as of December 31, 2024, include the following amounts related to our consolidated VIEs: $3.3 million of land, $2.8 million of building and improvements, $(0.9) million of accumulated depreciation and $3.2 million of other assets included in other line items.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2025	2024
REVENUE
Rental income	$17,597	$17,055
Management and other fee income	607	567
Total revenue	18,204	17,622
EXPENSES
Property operating	13,984	16,339
Abandoned project costs	-	5,732
Real estate taxes	2,455	3,935
Depreciation and amortization	6,282	13,118
General and administrative	31,949	30,021
Total expenses	54,670	69,145
Gain on sale of real estate, net	20,342	10,678
(Loss) gain on sale of interests in unconsolidated entities	(1,417)	2,042
Impairment of real estate assets	(18,800)	(87,536)
Equity in loss of unconsolidated entities	(13,169)	(3,154)
Interest and other income (expense), net	1,568	2,513
Interest expense	(20,273)	(24,972)
Loss before income taxes	(68,215)	(151,952)
Provision for income taxes	-	(1,584)
Net loss	(68,215)	(153,536)
Preferred dividends	(4,900)	(4,900)
Net loss attributable to Seritage common shareholders	$(73,115)	$(158,436)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(1.30)	$(2.82)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(1.30)	$(2.82)
Weighted average Class A common shares outstanding - Basic	56,314	56,255
Weighted average Class A common shares outstanding - Diluted	56,314	56,255

Properties sold during the year ended December 31, 2025:

			Total	2025 Qtr
City	State	Full / Partial Sale	SF (1)	Sold
Clearwater	FL	Full Site	212,900	Q4
Aventura	FL	Full Site	216,100	Q4
Panama City	FL	Full Site	134,300	Q4
Boca Raton	FL	Full Site	4,200	Q2
Barton Creek	TX	Full Site	82,300	Q2
Santa Rosa	CA	Full Site	82,700	Q2
Braintree	MA	Full Site	85,100	Q1

(1) Square footage at share